                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Scott D. Dorfman and David L. Gamsey and either of them, as attorneys-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the 30th day of March, 2004.


      Signature                                                           Title
      ---------                                                           ------
/s/  Scott D. Dorfman                          Chairman of the Board, President and Chief Executive Officer (Principal
---------------------                          Executive Officer)
Scott D. Dorfman

/s/  David L. Gamsey                           Senior Vice President, Chief Financial Officer and Secretary (Principal
--------------------                           Financial and Accounting Officer)
David L. Gamsey

/s/  David L. Ellin                            Senior Vice President -- Sales and Director
-------------------
David L. Ellin

/s/ Alston Gardner                             Director
-------------------
Alston Gardner

/s/ Bruce V. Benator                           Director
--------------------
Bruce V. Benator

/s/ Martin J. Blank                            Director
--------------------
Martin J. Blank

/s/ Joel E. Marks                              Director
--------------------
Joel E. Marks

                                      S-2